Exhibit 10.1

EXECUTION VERSION

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential, and such information has been marked at the appropriate place with [***].

ATLAS LITHIUM CORPORATION

as Parent

and

ATLAS LITIO BRASIL LTDA.

as Vendor

and

LITHIUM ROYALTY CORP.

as Purchaser

ROYALTY PURCHASE AGREEMENT

May 2, 2023

ROYALTY PURCHASE AGREEMENT

THIS ROYALTY PURCHASE AGREEMENT is made as of May 2, 2023

BETWEEN:

ATLAS Lithium CORPORATion (the “Parent”)

- and -

ATLAS LITIO BRASIL LTDA. (the “Vendor”)

- and -

LITHIUM ROYALTY CORP, a corporation incorporated under the federal laws of Canada, having an address at 1133 Yonge Street, 5th Floor, Toronto, Ontario M4T 2Y9 (the “Purchaser”)

WHEREAS the Vendor is a wholly-owned subsidiary of the Parent; and

WHEREAS the Vendor has agreed to grant to and in favour of the Purchaser, and the Purchaser has agreed to purchase, the Royalty (as hereinafter defined);

NOW THEREFORE the Parties agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Defined Terms.

All capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Royalty Agreement. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Agreement” means this royalty purchase agreement, together with all amendments, supplements, restatements and replacements thereof at any time hereafter.

“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, licence, permit, registration, qualification, certification, permit, privileges, exemption, certificate, ruling, agreement or other concession or similar authorization of any Governmental Body having jurisdiction over the Person.

“Closing” means the grant and conveyance of the Royalty on the date hereof, as contemplated in this Agreement.

“Purchase Price” has the meaning specified in Section 2.2.

“Governmental Body” means: (i) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public body, authority, department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, minister, ministry, governor in council, cabinet, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the above; (iii) any quasi-governmental, administrative or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (iv) any stock exchange.

“Laws” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, Authorization, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Body that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, instruments, notices and protocols of any Governmental Body, as amended unless expressly specified otherwise.

“Encumbrance” means any mortgage, charge, pledge, encumbrance, hypothec, security interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, restriction or adverse right or claim or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute.

“Notice” has the meaning specified in Section 4.2.

“Parent” has the meaning specified in the preamble to this Agreement.

“Parties” means, collectively, the Parent, the Vendor and the Purchaser and any other Person who becomes a party to this Agreement.

“Permits” means all Authorizations from, of or with any Governmental Body, required in connection with the Property, the Royalty or the Vendor’s operations in connection therewith or the transaction contemplated herein.

“Permitted Encumbrances” means any Encumbrance over all or any part of the Property:

(a)	granted in favour of Persons where such security interests solely secure indebtedness advanced to the Parent or its Affiliates in connection with the development, design and construction of the Project;

(b)	arising by operation of law;

(c)	in connection with easements, rights of way and other Encumbrances on title to the Property that do not materially detract from the use of the Property for the purpose of conducting Mining Operations thereon; or

(d)	arising from any reservations, exclusions, limitations, restrictions or other terms or conditions applying to the Property by virtue of the terms of its grant or imported by applicable Law, including, without limitation:

(i)	Encumbrances for taxes not yet due and payable (or which are being diligently contested in good faith by the Vendor or its Affiliates);

(ii)	Encumbrances granted by the Vendor or its Affiliates to secure performance of statutory obligations or regulatory requirements (including reclamation obligations) in connection with the Property; or

(iii)	security deposits with any Governmental Body and utilities in the ordinary course of business of the Vendor or its Affiliates;

“Person” means any individual, partnership, limited partnership, trust, corporation, Governmental Body, trustee, unincorporated organization, or other similar entity and words importing “Person” have similar meanings.

“Proceeding” means an action, suit, appeal, claim, application, order, grievance, arbitration or alternative dispute resolution process.

“Property” has the meaning specified in the Royalty Agreement.

“Purchase Price” has the meaning specified in Section 2.2.

“Purchaser” has the meaning specified in the preamble to this Agreement.

“Royalty” means the royalty interest granted to the Purchaser pursuant to the Royalty Agreement.

“Royalty Agreement” means the royalty agreement dated the date hereof executed by the Vendor, as title holder, and the Purchaser, as royalty holder, in the form attached hereto as Exhibit A.

“Vendor” has the meaning specified in the preamble to this Agreement.

Section 1.2 Gender and Number.

Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa.

Section 1.3 Currency.

All references in this Agreement to dollars, or to $, are expressed in the currency of the United States of America unless otherwise specifically indicated.

Section 1.4 Certain Phrases, etc.

In this Agreement: (i) the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”; and (ii) the phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”. Unless otherwise specified, the words “Article” and “Section” followed by a number mean and refer to the specified Article or Section of this Agreement. In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.5 Knowledge.

Where any representation or warranty contained in this Agreement is qualified by reference to: (a) the “knowledge of the Vendor” it refers to the actual knowledge of the Chief Executive Officer or President, after due inquiry, but without personal liability; and (b) the “knowledge of the Purchaser”, it refers to the actual knowledge of the Chief Executive Officer or the President, after due inquiry, but without personal liability.

Section 1.6 Schedules.

All schedules and exhibits attached to this Agreement form an integral part of this Agreement.

Section 1.7 References to Persons and Agreements.

Any reference in this Agreement to a Person includes its successors and permitted assigns.

Section 1.8 Statutes.

Any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it, in effect as of the date hereof, as it or they may from time to time be amended, re-enacted or replaced at any time and from time to time hereafter.

ARTICLE 2

rOYALTY

Section 2.1 Purchase and Sale.

Subject to the terms and conditions of this Agreement, on the date hereof, the Vendor hereby grants to the Purchaser, and the Purchaser hereby purchases from the Vendor, the Royalty, on the terms and conditions set forth herein and in the Royalty Agreement.

Section 2.2 Purchase Price.

The aggregate consideration payable by the Purchaser to the Vendor for the Royalty on the date hereof shall be USD $20,000,000 (the “Purchase Price”), which shall be satisfied in full on the date hereof by wire transfer of such amount in immediately available funds in such currency, in accordance with the wire instructions delivered to the Purchaser by the Vendor prior to the date of Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Parent and the Vendor.

Each of the Parent and the Vendor hereby jointly and severally makes the following representations and warranties to the Purchaser, as of the date hereof, and acknowledges that the Purchaser is relying upon the representations and warranties in connection with the execution and delivery of this Agreement and the Royalty Agreement, including its purchase of the Royalty hereunder:

(a) Corporate Matters.

(i)	The Parent is a corporation incorporated and existing under the Laws of the State of Nevada, and has the corporate power to enter into and perform its obligations under this Agreement. The execution and delivery of, and the performance by the Parent of its obligations under, this Agreement have been authorized by all necessary corporate and other action required by the Parent and its Affiliates under all applicable Laws. This Agreement has been duly executed and delivered by the Parent and each constitutes a legal, valid and binding agreement of the Parent, enforceable against it in accordance with their respective terms.

(ii)	The Vendor is a corporation incorporated and existing under the Laws of Brazil, and has the corporate power to enter into and perform its obligations under this Agreement and the Royalty Agreement. The execution and delivery of, and the performance by the Vendor of its obligations under, this Agreement and the Royalty Agreement have been authorized by all necessary corporate and other action required by the Vendor and its Affiliates under all applicable Laws. This Agreement and the Royalty Agreement have each been duly executed and delivered by the Vendor and each constitutes a legal, valid and binding agreement of the Vendor, enforceable against it in accordance with their respective terms.

(b) No Conflict or Adverse Implications.

(i)	The execution and delivery of, and the performance by the Parent of its obligations under, this Agreement do not and will not (i) result in any material violation of any Law applicable to the Parent, (ii) result in a breach or default under any material agreement relating to the Parent or the Property or the acceleration of any rights or obligations pursuant thereto or otherwise relating to the Royalty, or (iii) give rise to any right of first offer, pre-emptive right, right of first refusal or other right to purchase the Royalty or any other royalty interest in the Property or result in the creation or imposition of any Encumbrance on the Property or Royalty, other than, for the avoidance of doubt, (X) the rights expressly provided under this Agreement or the Royalty Agreement, as applicable, and (Y) the creation or imposition of Permitted Encumbrances in accordance with this Agreement or the Royalty Agreement, as applicable.

(ii)	The execution and delivery of, and the performance by the Vendor of its obligations under, this Agreement and the Royalty Agreement do not and will not (i) result in any material violation of any Law applicable to the Vendor, (ii) result in a breach or default under any material agreement relating to the Vendor or the Property or the acceleration of any rights or obligations pursuant thereto or otherwise relating to the Royalty, or (iii) give rise to any right of first offer, pre-emptive right, right of first refusal or other right to purchase the Royalty or any other royalty interest in the Property or result in the creation or imposition of any Encumbrance on the Property or Royalty, other than, for the avoidance of doubt, (X) the rights expressly provided under this Agreement or the Royalty Agreement, as applicable, and (Y) the creation or imposition of Permitted Encumbrances in accordance with this Agreement or the Royalty Agreement, as applicable.

(c)	Consents. There are no consents, approvals, releases, notices or waivers necessary to be given to, or received from, any Person in connection with the execution, delivery and performance by it of this Agreement and the Royalty Agreement in accordance with their respective terms, except for such consents, approvals, releases, notices and waivers that have been received by the Parent or the Vendor, as applicable, on or prior to the date hereof on terms acceptable to the Purchaser, and that have been delivered to the Purchaser prior to the date hereof.

(d)	Litigation. There are no Proceedings pending or, to the knowledge of the Parent, threatened against or involving the Parent or any of its Affiliates, or affecting the Property or the Royalty, that could prevent, delay or materially adversely affect the consummation of the transactions contemplated hereby or the performance by the Vendor of its obligations under the Royalty Agreement nor, to the knowledge of the Parent, are there any events or circumstances which could give rise to any such Proceeding.

(e)	Property. [***], the Vendor is in exclusive possession of, and has the exclusive right pursuant to all applicable Laws to explore, the Property free and clear of any Encumbrance (other than Permitted Encumbrances), and the Property has been validly staked and located, and recorded in the name of the Vendor, in accordance with all applicable Laws.

(f)	Permits. [***], all Permits required as of the date hereof to properly conduct the Vendor’s business as currently conducted on the Property are held by the Vendor free and clear of any Encumbrance (other than Permitted Encumbrances), in good standing and have been properly recorded in the name of the Vendor in accordance with all applicable Laws. To the knowledge of the Vendor, all amounts owing to any Governmental Body on or prior to the date hereof by the Vendor for the conduct of its business on the Property in connection with such Permits have been paid in full.

(g)	Disclosure Matters. There is no information, other than information disclosed to the Purchaser in writing prior to the date hereof, relating to the Property, the Parent, the Vendor or any of their Affiliates that could reasonably be expected to have a material adverse effect on the Royalty or the performance by the Vendor of its obligations thereunder.

Each of the Parent’s and the Vendor’s representations and warranties set out in this Section 3.1 is separate and independent and is not limited by reference to any other warranty or any other section or subsection of this Agreement.

Section 3.2 Representations and Warranties of the Purchaser.

The Purchaser makes the following representations and warranties to the Parent, as of the date hereof, and acknowledges that the Parent is relying upon such representations and warranties in connection with the execution and delivery of this Agreement and the Royalty Agreement:

(a)	Corporate Matters. The Purchaser is a limited liability corporation incorporated and existing under the federal laws of Canada and has the corporate power to enter into and perform its obligations under this Agreement and the Royalty Agreement. The execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement and the Royalty Agreement have been authorized by all necessary corporate and other action required by the Purchaser and its Affiliates under all applicable Laws. The execution and delivery of, and performance by the Purchaser of its obligations under, this Agreement and the Royalty Agreement do not and will not result in any violation of any Law applicable to the Purchaser in any material respect. This Agreement and the Royalty Agreement have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

(b)	No Conflict or Adverse Implications. The execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement and the Royalty Agreement do not and will not (i) result in any material violation of any Law applicable to the Purchaser or (ii) result in a breach or default under any material agreement relating to the Purchaser.

(c)	Consents. There are no consents, approvals, releases, notices or waivers necessary to be given to, or received from, any Person in connection with execution, delivery and performance by it of this Agreement and the Royalty Agreement in accordance with their respective terms, except for such consents, approvals, releases, notices and waivers that have been received by the Purchaser on or prior to the date hereof on terms acceptable to the Vendor, and that have been delivered to the Vendor prior to the date hereof.

Each of the Purchaser’s representations and warranties set out in this Section 3.2 is separate and independent and is not limited by reference to any other warranty or any other section or subsection of this Agreement.

Section 3.3 Liability for Representations and Warranties.

The representations and warranties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years, provided that, notwithstanding the foregoing, there is no limitation as to time for claims against a Party based on fraudulent misrepresentations made, or wilful breach, by such Party.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Further Assurances.

From time to time after the date hereof, each Party will, at the request of another Party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively carry out the intent of this Agreement and the Royalty Agreement.

Section 4.2 Notices.

Any notice, direction or other communication given regarding the matters contemplated by this Agreement (each a “Notice”) must be in writing, sent by personal delivery, courier or by electronic mail and addressed:

(a)	to the Parent or the Vendor:

Atlas Lithium Corporation
Rua Bahia, 2463-Suite 205
Belo Horizonte
Minas Gerais, Brazil

Attention: [***]
E-mail: [***]

with a copy (which shall not be required to satisfy the notice requirements hereunder) to:

White & Case LLP
5 Old Broad St.
London, UK EC2N 1DW

Attention: [***]
E-mail: [***]

(b) to the Purchaser at:

Lithium Royalty Corporation
c/o Waratah Capital Advisors Ltd.
1133 Yonge Street
5th Floor
Toronto, ON M4T 2Y7

Attention: [***]
E-mail: [***] and
[***]

with a copy (which shall not be required to satisfy the notice requirements hereunder) to:

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario
Canada M5L 1B9

Attention: [***] and [***]
E-mail: [***]; [***]

A Notice is deemed to be given and received: (i) if sent by personal delivery or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day; or (ii) if sent by electronic mail, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. A Party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a Notice will be assumed not to be changed. Sending a copy of a Notice to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that Party. The failure to send a copy of a Notice to legal counsel does not invalidate delivery of that Notice to a Party.

Section 4.3 Time of the Essence.

Time is of the essence in this Agreement.

Section 4.4 No Third Party Beneficiaries.

This Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties, and no Person, other than the Parties, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

Section 4.5 Expenses.

Each Party will pay for its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the Royalty Agreement and all other documents required in connection herewith and therewith, including the fees and expenses of legal counsel, investment advisers and accountants. The Purchaser will pay any applicable registrations fees, stamp duties or taxes in connection with this Agreement and the Royalty Agreement.

Section 4.6 Amendments.

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by each of the Parties.

Section 4.7 Waiver.

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

Section 4.8 Non-Merger.

The representations and warranties herein, and the covenants to be performed at, or after, the Closing, shall not merge at, and shall survive, the Closing.

Section 4.9 Construction.

This Agreement has been negotiated by the Parties and their respective legal counsel, and legal or equitable principles that might require the interpretation of this Agreement or any provision of this Agreement to be construed against the party drafting this Agreement, or such provision, as applicable, shall not apply in any interpretation of this Agreement.

Section 4.10 Entire Agreement.

This Agreement, together with the Royalty Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether agreements between the Parties with respect to such transactions. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement and the Royalty Agreement, except as specifically set forth in this Agreement and the Royalty Agreement. The Parties have not relied and are not relying upon any other information, discussions or understandings in entering into and completing the transactions contemplated by this Agreement and the Royalty Agreement.

Section 4.11 Successors and Assigns.

This Agreement becomes effective only when executed by the Parent, the Vendor and the Purchaser and, thereafter, it is binding upon and enures to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned or transferred, in whole or in part, by any Party without the prior written consent of the other Party.

Section 4.12 Severability.

If any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect under any Laws of any jurisdiction, the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby under the Laws of any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

Section 4.13 Governing Law.

This Agreement is governed by and will be interpreted and construed in accordance with the Laws of the Province of Ontario. Each Party irrevocably submits to the exclusive jurisdiction of the courts of the Ontario, Canada situated in the Toronto, Canada (and appellate courts therein) and waives objection to the venue of any proceeding in such court and any argument that such court provides an inappropriate forum.

Section 4.14 Counterparts.

This Agreement may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one and the same instrument. Transmission of an executed signature page by email or other electronic means is as effective as delivering an originally executed counterpart of this Agreement. Subject to applicable Law and any requirements applicable to the registration of the Royalty Agreement in accordance with the terms thereof, a Party shall be entitled to execute this Agreement or the Royalty Agreement by electronic signature (including Docu-sign);

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF the Parties have executed this Royalty Purchase Agreement as of the date first written above.

ATLAS LITHIUM CORPORATION

By:	/s/ Marc Fogassa
Name:	Marc Fogassa
Title:	Board Chairman and Chief Executive Officer

ATLAS LITIO BRASIL LTDA.

By:	/s/ Marc Fogassa
Name:	Marc Fogassa
Title:	President

LITHIUM ROYALTY CORP.

By:	/s/ Blair Levinsky
Name:	Blair Levinsky
Title:	Executive Chair

By:	/s/ Mark Wellings
Name:	Mark Wellings
Title:	Vice Chair and Executive Vice President, Technical

Exhibit A

Royalty Agreement